IAS Reports Third Quarter 2022 Financial Results

Total revenue increased 28% to $101.3 million

Net income increased to $0.8 million at a 1% margin; adjusted EBITDA increased to $30.1 million at a 30% margin

NEW YORK – November 10, 2022 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a global leader in digital media quality, today announced financial results for the third quarter ended September 30, 2022.

"We generated positive results for the third quarter with a 40% increase in our programmatic business compared to the prior-year period. We continue to benefit from increased demand for our solutions as evidenced by several major customer and platform partnership agreements. In addition, we furthered our expansion in social media and CTV as well as into emerging formats including audio and gaming," said Lisa Utzschneider, CEO of IAS. "We are delighted to announce today that Tania Secor will be joining as CFO, another strong executive appointment to our leadership team."
Third Quarter 2022 Financial Highlights
•Total revenue increased 28% to $101.3 million compared to $79.0 million in the prior-year period.

•Programmatic revenue was $47.1 million, a 40% increase compared to $33.7 million in the prior-year period.

•Advertiser direct revenue was $39.0 million, a 13% increase compared to $34.4 million in the prior-year period.

•Supply side revenue increased to $15.3 million compared to $10.8 million in the prior-year period.

•International revenue, excluding the Americas, was $31.6 million, a 10% increase compared to $28.7 million in the prior-year period, or 31% of total revenue for the third quarter of 2022.

•Gross profit was $82.2 million, a 26% increase compared to $65.2 million in the prior-year period. Gross profit margin was 81% for the third quarter of 2022.

•Net income increased to $0.8 million, or $0.00 per share, compared to a net loss of $(9.8) million, or $(0.06) per share, in the prior-year-period. Net income margin was 1% for the third quarter of 2022.

•Adjusted EBITDA* increased to $30.1 million, a 19% increase compared to $25.4 million in the prior-year period. Adjusted EBITDA* margin was 30% for the third quarter of 2022.

•Cash and cash equivalents were $73.6 million at September 30, 2022.

Recent Business Highlights

•Chief Financial Officer ("CFO") Appointment — In a separate release issued today, IAS announced the appointment of Tania Secor as CFO, effective December 5, 2022. Tania is a highly accomplished finance leader with a proven track record of driving revenue and profitability at scale. She has 25 years of financial leadership, including 15 years in CFO and strategic finance roles with public and private companies. Tania brings highly relevant experience, most recently as Global CFO of R/GA and Reprise, Interpublic Group’s digital innovation and digital media agencies, respectively.
•TikTok Expansion — TikTok expanded its post-bid brand safety and suitability solution with IAS. IAS is the leading independent provider to offer a full end-to-end brand safety solution suite for TikTok which includes pre-bid targeting and post-bid measurement across brand safety, suitability, viewability and invalid traffic (IVT).
•Netflix Partnership — Netflix selected IAS as one of their partners to provide transparency into advertising performance on the upcoming Netflix ad supported plan. IAS will be among the first to measure viewability and IVT post-bid measurement to provide brands and agencies with consistent measurement across media buys to better understand and optimize engagement. IAS's Netflix verification will be available in the first quarter of 2023.
•Good-Loop Partnership — IAS has partnered with U.K.-based Good-Loop, a purpose-led advertising platform that is moving the industry towards positive, climate-friendly advertising. Marketers will be able to seamlessly track and view the end-to-end carbon footprint of their digital ads in Signal, IAS’s reporting platform.
•Media Quality Report Release — IAS published the 17th edition of its Media Quality Report in September 2022. Analyzing billions of global data events in the first half of 2022, the report provides insights into the performance and quality of digital media worldwide. The results empower ad buyers and sellers with the preeminent industry benchmarks to measure campaign and inventory quality into the next year and beyond.

Financial Outlook

Utzschneider commented, "We are modestly increasing our revised full-year revenue outlook and raising the midpoint of our adjusted EBITDA guidance range to reflect our third quarter performance. We remain focused on profitable growth as we address the evolving needs of our customers with innovative solutions."

IAS expects revenue and adjusted EBITDA for the fourth quarter and full-year 2022 in the following ranges:

Fourth Quarter Ending December 31, 2022:
•Total revenue of $110 million to $112 million
•Adjusted EBITDA* of $35 million to $37 million

Year Ending December 31, 2022:
•Total revenue of $401 million to $403 million
•Adjusted EBITDA* of $122 million to $124 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$73,645	$73,210
Restricted cash	141	70
Accounts receivable, net	57,849	53,028
Unbilled receivables	35,486	36,210
Prepaid expenses and other current assets	20,835	7,647
Total current assets	187,956	170,165
Property and equipment, net	1,591	1,413
Internal use software, net	21,556	18,100
Intangible assets, net	226,922	258,316
Goodwill	670,978	676,513
Operating lease right-of-use assets, net	19,031	—
Deferred tax asset, net	812	887
Other long-term assets	4,292	4,143
Total assets	$1,133,138	$1,129,537
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$44,011	$56,257
Due to related party	104	74
Deferred revenue	287	160
Operating lease liabilities, current	6,856	—
Total current liabilities	51,258	56,491
Accrued rent	—	854
Net deferred tax liability	52,554	53,523
Long-term debt	233,146	242,798
Operating lease liabilities, non-current	19,358	—
Other long-term liabilities	1,639	8,681
Total liabilities	357,955	362,347
Commitments and Contingencies (Note 15)
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at September 30, 2022; 0 shares issued and outstanding at September 30, 2022 and December 31, 2021.	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 153,494,308 and 154,398,495 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively.	153	154
Additional paid-in-capital	797,274	781,951
Accumulated other comprehensive loss	(11,533)	(315)
Accumulated deficit	(10,711)	(14,600)
Total stockholders’ equity	775,183	767,190
Total liabilities and stockholders’ equity	$1,133,138	$1,129,537

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended June 30,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2022	2021	2022	2021
Revenue	$101,343	$79,014	$290,913	$221,041
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	19,171	13,845	53,864	38,191
Sales and marketing	28,190	19,578	77,961	62,990
Technology and development	19,459	14,609	54,071	47,554
General and administrative	20,150	16,081	56,081	57,670
Depreciation and amortization	12,617	16,100	37,585	45,098
Foreign exchange loss, net(1)	4,064	5	3,503	407
Total operating expenses	103,651	80,218	283,065	251,910
Operating income (loss)	(2,308)	(1,204)	7,848	(30,869)
Interest expense, net	(2,619)	(5,753)	(5,859)	(17,880)
Employee retention tax credit	6,981	—	6,981	—
Loss on extinguishment of debt	—	(3,721)	—	(3,721)
Net income (loss) before income taxes	2,054	(10,678)	8,970	(52,470)
(Provision) benefit from income taxes	(1,287)	898	(5,083)	4,855
Net income (loss)	$767	$(9,780)	$3,887	$(47,615)
Net income (loss) per share:
Basic	$0.00	$(0.06)	$0.03	$(0.34)
Diluted	$0.00	$(0.06)	$0.02	$(0.34)
Weighted average shares outstanding:
Basic	155,389,195	151,988,054	155,007,655	140,016,260
Diluted	156,696,754	151,988,054	157,581,569	140,016,260
Other comprehensive loss:
Foreign currency translation adjustments	(3,248)	(2,549)	(11,218)	(3,735)
Total comprehensive loss	$(2,481)	$(12,329)	$(7,331)	$(51,350)

(1) Prior period amounts have been reclassified to conform to current period presentation.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’/ STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended September 30, 2022

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
Balance, July 1, 2022	155,498,704	$155	$804,175	$(8,285)	$(11,479)	$784,566
RSUs vested	471,995	—	—	—	—	—
Option exercises	603,670	1	2,526	—	—	2,527
Stock-based compensation	—	—	14,225	—	—	14,225
Foreign currency translation adjustment	—	—	—	(3,248)	—	(3,248)
Repurchase of common stock	(3,080,061)	(3)	(23,652)	—	—	(23,655)
Net income	—	—	—	—	767	767
Balance, September 30, 2022	153,494,308	$153	$797,274	$(11,533)	$(10,711)	$775,183

Nine Months Ended September 30, 2022

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
Balance, January 1, 2022	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190
RSUs vested	761,208	1	—	—	—	1
Option exercises	1,414,666	1	5,907	—	—	5,908
Stock-based compensation	—	—	33,068	—	—	33,068
Foreign currency translation adjustment	—	—	—	(11,218)	—	(11,218)
Repurchase of common stock	(3,080,061)	(3)	(23,652)	—	—	(23,655)
Net income	—	—	—	—	3,887	3,887
Balance, September 30, 2022	153,494,308	$153	$797,274	$(11,533)	$(10,711)	$775,183

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’/ STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended September 30, 2021

	Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total stockholders’ equity
Balance, July 1, 2021	134,203,403	$134	$430,368	$3,337	$—	$433,839
RSUs vested	26,931	—	150	—	—	150
Stock-based compensation	—	—	7,984	—	—	7,984
Foreign currency translation adjustment	—	—	—	(2,549)	—	(2,549)
Net loss	—	—	—	—	(9,780)	(9,780)
Issuance of common stock upon initial public offering, net of underwriting discounts and commissions and offering costs	16,821,330	17	274,340	—	—	274,357
Issuance of common stock for the acquisition of Publica	2,888,889	3	49,628	—	—	49,631
Balance, September 30, 2021	153,940,553	$154	$762,470	$788	$(9,780)	$753,632

Nine Months Ended September 30, 2021

	Member’s Interest		Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Units(1)	Amount	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total members’/ stockholders’ equity
Balance, January 1, 2021	134,039,494	$553,717	—	$—	$—	$4,523	$(126,761)	$431,479
Repurchase of units	(99,946)	(413)	—	—	—	—	(791)	(1,204)
Units vested	17,486		—	—	—	—	—	—
Option exercises	246,369	1,075	—	—	3,360	—	—	4,435
Foreign currency translation adjustment	—	—	—	—	—	(3,735)	—	(3,735)
Net loss prior to corporate conversion	—	—	—	—	—	—	(37,832)	(37,832)
Conversion to Delaware corporation (Note 1)	(134,203,403)	(554,379)	134,203,403	134	388,860	—	165,385	—
Stock-based compensation	—	—	—	—	46,132	—	—	46,132
RSUs vested	—	—	26,931	—	150	—	—	150
Issuance of common stock upon initial public offering, net of underwriting discounts and commissions and offering costs	—	—	16,821,330	17	274,340	—	—	274,357
Issuance of common stock for the acquisition of Publica	—	—	2,888,889	3	49,628	—	—	49,631
Net loss	—	—	—	—	—	—	(9,780)	(9,780)
Balance, September 30, 2021	—	$—	153,940,553	$154	$762,470	$788	$(9,780)	$753,632
(1) Amounts for periods prior to the Company's conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(IN THOUSANDS)	2022	2021
Cash flows from operating activities:
Net income (loss)	$3,887	$(47,615)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	37,585	45,098
Stock-based compensation	33,107	49,673
Foreign exchange loss, net	3,503	—
Deferred tax benefit	(657)	(9,966)
Extinguishment of debt	—	3,721
Amortization of debt issuance costs	348	1,020
Allowance for doubtful accounts	647	764
Employee retention tax credit	(6,981)	—
Non-cash interest expense	—	394
Impairment of assets	55	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(8,031)	774
Decrease (increase) in unbilled receivables	(289)	703
Increase in prepaid expenses and other current assets	(6,757)	(6,151)
Increase in operating leases, net	(502)	—
Increase in other long-term assets	(330)	(574)
Increase (decrease) in accounts payable and accrued expenses	(8,226)	220
Increase in accrued rent	—	220
Increase (decrease) in deferred revenue	127	(563)
Increase (decrease) in due to/from related party	74	(62)
Net cash provided by operating activities	47,560	37,656
Cash flows from investing activities:
Payment for acquisitions, net of acquired cash	(1,603)	(166,204)
Purchase of property and equipment	(917)	(636)
Acquisition and development of internal use software and other	(9,952)	(10,011)
Net cash used in investing activities	(12,472)	(176,851)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	281,589
Payments for offering costs	—	(4,728)
Repayment of long-term debt	(25,000)	(355,934)
Repayment of short-term debt	(1,836)	—
Proceeds from the New Revolver	15,000	235,000
Payments for debt issuance costs	—	(2,318)
Principal payments on capital lease obligations	—	(275)
Cash paid for unit repurchases	—	(1,202)
Proceeds from exercise of stock options	5,908	1,075
Payments for repurchase of common stock	(23,655)	—
Cash received from Employee Stock Purchase Program (ESPP)	388	—
Net cash (used in) provided by financing activities	(29,195)	153,207
Net increase in cash, cash equivalents and restricted cash	5,893	14,012
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,396)	(2,042)
Cash, cash equivalents and restricted cash at beginning of period	76,078	54,721
Cash, cash equivalents, and restricted cash, at end of period	$76,575	$66,691
Supplemental Disclosures:
Cash paid during the period for:
Interest	$5,548	$17,109
Taxes	$11,817	$1,438
Non-cash investing and financing activities:
Deferred offering costs accrued, not yet paid	$—	$2,506

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

Property and equipment acquired included in accounts payable	$145	$11
Internal use software acquired included in accounts payable	$1,385	$682
Conversion of members’ equity to additional paid-in capital	$—	$165,385
Lease liabilities arising from right of use assets	$26,214	$—

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income/loss before depreciation and amortization, stock-based compensation, interest expense, income taxes, acquisition, restructuring and integration costs, IPO readiness costs, foreign exchange gains and losses, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

For the periods included herein, we also present operating expenses excluding stock-based compensation for comparability since there were no stock-based compensation expense for the periods prior to the Company's initial public offering.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

IAS is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA and corresponding margin to net income (loss) and corresponding margin, the most closely comparable GAAP measures, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the fourth quarter of 2022 in the range of $13.5 million to $14.5 million and for the full year 2022 in the range of $46.5 million to $47.5 million. A reconciliation is not available without unreasonable effort.

Reconciliations of historical Adjusted EBITDA and corresponding margin to their most directly comparable GAAP financial measures, net income/loss and corresponding margin, and operating expenses excluding stock-based compensation to operating expenses, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net income (loss)	$767	$(9,780)	$3,887	$(47,615)
Depreciation and amortization	12,617	16,100	37,585	45,098
Stock-based compensation	14,247	8,141	33,107	49,673
Interest expense, net	2,619	5,753	5,859	17,880
Provision (benefit) from income taxes	1,287	(898)	5,083	(4,855)
Acquisition, restructuring and integration costs	1,518	2,314	4,396	4,893
IPO readiness costs	—	56	—	1,094
Loss on extinguishment of debt	—	3,721	—	3,721
Foreign currency transaction gains	4,064	—	3,551	—
Employee retention tax credit	(6,981)	—	(6,981)	—
Impairment of assets	6	—	55	—
Adjusted EBITDA	$30,144	$25,407	$86,542	$69,889
Revenue	$101,343	$79,014	$290,913	$221,041
Net income (loss) margin	1%	(12)%	1%	(22)%
Adjusted EBITDA margin	30%	32%	30%	32%

Operating Expenses Excluding Stock-Based Compensation
(Non-GAAP)

(IN THOUSANDS)	Three Months Ended,			Three Months Ended,
	September 30, 2022			September 30, 2021
		Stock-Based Compensation	Operating Expenses excluding stock-based compensation		Stock-Based Compensation	Operating Expenses excluding stock-based compensation
	Operating Expenses			Operating Expenses			$ Change	% Change
Cost of revenue	$19,171	$101	$19,070	$13,845	$48	$13,797	$5,273	38%
Sales and marketing	28,190	4,457	23,733	19,578	2,419	17,159	6,574	38%
Technology and development	19,459	3,168	16,291	14,609	1,820	12,789	3,502	27%
General and administrative	20,150	6,521	13,629	16,081	3,854	12,227	1,402	11%
Depreciation and amortization	12,617	—	12,617	16,100	—	16,100	(3,483)	(22)%
Foreign exchange loss, net	4,064	—	4,064	5	—	5	4,059	81,180%
Total operating expenses	$103,651	$14,247	$89,404	$80,218	$8,141	$72,077	$17,327	24%

(IN THOUSANDS)	Nine Months Ended,			Nine Months Ended,
	September 30, 2022			September 30, 2021
		Stock-Based Compensation	Operating Expenses excluding stock-based compensation		Stock-Based Compensation	Operating Expenses excluding stock-based compensation
	Operating Expenses			Operating Expenses			$ Change	% Change
Cost of revenue	$53,864	$258	$53,606	$38,191	$48	$38,143	$15,463	41%
Sales and marketing	77,961	10,650	67,311	62,990	13,227	49,763	17,548	35%
Technology and development	54,071	6,979	47,092	47,554	8,829	38,725	8,367	22%
General and administrative	56,081	15,220	40,861	57,670	27,569	30,101	10,760	36%
Depreciation and amortization	37,585	—	37,585	45,098	—	45,098	(7,513)	(17)%
Foreign exchange loss, net	3,503	—	3,503	407	—	407	3,096	761%
Total operating expenses	$283,065	$33,107	$249,958	$251,910	$49,673	$202,237	$47,721	24%

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its third quarter 2022 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS’s investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a global leader in digital media quality. IAS makes every impression count, ensuring that ads are viewable by real people, in safe and suitable environments, activating contextual targeting, and driving supply path optimization. Our mission is to be the global benchmark for trust and transparency in digital media quality for the world's leading brands, publishers, and platforms. We do this through data-driven technologies with actionable real-time signals and insight. Founded in 2009, IAS works with thousands of top advertisers and premium publishers worldwide. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine; (ii) the adverse effect on our business, operating results, financial condition, and prospects from the ongoing COVID-19 pandemic; (iii) our dependence on the overall demand for advertising; (iv) a failure to innovate or make the right investment decisions; (v) our failure to maintain or achieve industry accreditation standards; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vii) our dependence on integrations with advertising platforms, demand-side providers (“DSPs”) and proprietary platforms that we do not control; (viii) our international expansion; (ix) our ability to expand into new channels; (x) our ability to sustain our profitability and revenue growth rate decline; (xi) risks that our customers do not pay or choose to dispute their invoices; (xii) risks of material changes to revenue share agreements with certain DSPs; (xiii) the impact that any future acquisitions, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xiv) interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending; (xv) the risk of failures in the systems and infrastructure supporting our solutions and operations; and (xvi) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer / Lauren Hartman
ir@integralads.com

Media Contact:
press@integralads.com